UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2013

W270, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-176388	45-2808694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1328 W. Balboa Blvd., Suite C, Newport Beach, CA		92661
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 903-0468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of W270, Inc. (“W270”), SMS Signature Cars, a California corporation (“SMS”) and Saleen Automotive, Inc., a Florida corporation (“Saleen Automotive” and together with SMS, the “Saleen Entities”), (collectively, W270 and the Saleen Entities are referred to herein as the “Companies”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Companies, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. The actual results of the Companies could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, W270 undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2013, W270 entered into an Agreement and Plan of Merger (“Merger Agreement”) with Saleen California Merger Corporation, a California corporation and wholly-owned subsidiary of W270 (“CA MergerCo”), Saleen Florida Merger Corporation, a Florida corporation and wholly-owned subsidiary of W270 (“FL MergerCo”), the Saleen Entities and Steve Saleen (“Saleen” and together with the Saleen Entities, the “Saleen Parties”).

Under the Merger Agreement, if all conditions are satisfied or waived: (a) W270 will effect the acquisition of the Saleen Entities by W270 through the statutory merger of CA MergerCo with and into SMS in accordance with the Merger Agreement and the California General Corporation Law, upon the consummation of which CA MergerCo will cease to exist as a separate entity and SMS will survive as a wholly-owned subsidiary of W270, and through the statutory merger of FL MergerCo with and into Saleen Automotive in accordance with the Merger Agreement and the Florida Business Corporation Act, upon the consummation of which FL MergerCo will cease to exist as a separate entity and Saleen Automotive will survive as a wholly-owned subsidiary of W270; (b) holders of the outstanding capital stock of Saleen Automotive will receive an aggregate of 554,058 shares of W270’s Super Voting Preferred Stock in accordance with the exchange ratio for the Merger and holders of the outstanding capital stock of SMS will receive no consideration for their shares in the Merger; and (c) immediately after such transactions (and the consummation of the transactions contemplated under the Assignment and License Agreement described below) approximately 93% of the beneficial ownership of W270 shares (on a fully-diluted basis) will be owned by Saleen and the former holders of the outstanding capital stock of Saleen Automotive (the “Merger”). Upon consummation of the Merger, the combined entity will be solely engaged in the Saleen Entities’ business, Saleen Automotive’s officers will become the officers of W270 and three of Saleen Automotive’s directors will become members of W270’s 5-member board of directors (which will have two vacancies following the Merger).

The Merger Agreement is included as Exhibit 2.1 to this Current Report and is the legal document that governs the Merger and the other transactions contemplated by the Merger Agreement. The discussion of the Merger Agreement set forth herein is qualified in its entirety by reference to Exhibit 2.1.

On May 23, 2013, W270 also entered into an Assignment and License Agreement with Saleen pursuant to which Saleen will, as of the effective time of the Merger, contribute certain intellectual property that relates to the “Saleen” brand name and related rights which are currently owned by him to W270, license to W270 the right to use his image, signature, full name, voice, biographical materials, likeness, and goodwill associated with the “Saleen” brand, and assign to W270 all shares of the capital stock of SMS Retail – Corona, a California corporation, and Saleen Automotive Show Cars, Inc., a Michigan corporation. In exchange for entering into the Assignment and License Agreement, W270 will issue to Steve Saleen, as of the effective time of the Merger, 341,943 shares of W270’s Super Voting Preferred Stock. In furtherance of the transactions contemplated under the Assignment and License Agreement, on May 23, 2013 W270 and Saleen also entered into an Escrow Agreement pursuant to which Saleen transferred to the escrow agent certificates representing the outstanding shares of each of SMS Retail – Corona and Saleen Automotive Show Cars, Inc., and executed stock powers to facilitate the transfer of such shares to W270. The Assignment and License Agreement and the Escrow Agreement are included as Exhibits 10.1 and 10.2, respectively, to this Current Report and the discussion of such documents set forth herein is qualified in its entirety by reference to Exhibits 10.1 and 10.2, as applicable.

W270 is authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. Before the closing of the Merger, W270 will file a certificate of designations which will designate and authorize the issuance of up to 896,000 shares of Super Voting Preferred Stock, par value $0.001 per share (“Super Voting Preferred Stock”). One share of Super Voting Preferred Stock will be issued for approximately 189.5 outstanding shares of Saleen Automotive’s common stock pursuant to the Merger. Each such share of Super Voting Preferred Stock will be convertible into 125 shares of W270’s common stock (subject to proportional reduction for a contemplated 1-for-2.63837 reverse stock split of W270’s common stock planned to be effected as soon after the closing of the Merger as related corporation and securities law requirements are satisfied (the “Reverse Stock Split”)), and will be automatically converted, at such time as W270 consummates the Reverse Stock Split, into approximately 47.38 shares of W270’s common stock.

Upon the consummation of the Reverse Stock Split, the 554,058 shares of Super Voting Preferred Stock issued to the holders of outstanding shares of Saleen Automotive’s common stock will be automatically converted into 26,250,000 shares of W270’s common stock, representing approximately 43.29% of the outstanding shares of W270’s common stock on a fully-diluted basis (accounting for the Capital Raise Transaction described below), and the 341,943 shares of Super Voting Preferred Stock issued to Saleen pursuant to the Assignment and License Agreement will be automatically converted into 16,200,469 shares of W270’s common stock, representing approximately 26.41% of the outstanding shares of W270’s common stock on a fully-diluted basis (accounting for the Capital Raise Transaction). Each 4 shares of Saleen Automotive’s outstanding common stock will in effect have been converted into one share of W270’s common stock. Upon the automatic conversion of the shares of W270’s Super Voting Common Stock issued to Saleen upon the consummation of the Merger and pursuant to the Assignment and License Agreement, Saleen would own 31,130,344 common shares of W270, representing approximately 51.33% of the outstanding shares of W270’s common stock on a fully-diluted basis (accounting for the Capital Raise Transaction).

The holders of shares of Super Voting Preferred Stock will be entitled to vote together with the holders of W270’s common stock, as a single class, upon all matters submitted to stockholders for a vote. Each share of Super Voting Preferred Stock will carry a number of votes equal to the number of shares of W270’s common stock issuable as if converted at the record date.

The ownership interests of Saleen Automotive’s stockholders and the current W270 stockholders will be subject to dilution in connection with the issuance of shares of common stock upon the conversion of the securities to be issued in the Capital Raise Transaction.

In connection with the Reverse Stock Split, W270’s board of directors may, in its discretion, provide special treatment to certain W270 stockholders to preserve round lot holders (i.e., holders owning at least 100 shares prior to the Reverse Stock Split) after the Reverse Stock Split. W270’s board of directors may elect, in its discretion, to provide such special treatment to the record holders of W270’s common stock only on a per certificate basis or more generally to the beneficial holders of W270’s common stock. For example, if W270’s board determines to provide such special treatment to record holders only, the record holders of W270’s common stock holding a certificate representing 263 or fewer shares of common stock but at least 100 shares of common stock would receive 100 shares of common stock after the Reverse Stock Split with respect to each such certificate, and record holders holding a certificate representing less than 100 shares of common stock would not be affected and would continue to hold a certificate representing the same number of shares as such stockholders held before the Reverse Stock Split. In the alternative, if W270’s board determines to provide such special treatment to beneficial holders generally, the beneficial holders of W270’s common stock beneficially holding 263 or fewer shares of common stock but at least 100 shares of common stock would receive 100 shares of W270’s common stock after the Reverse Stock Split, and persons beneficially holding less than 100 shares of W270’s common stock would not be affected by the Reverse Stock Split and would continue to hold the same number of shares as such stockholders held before the Reverse Stock Split. The terms and conditions of special treatment afforded to W270’s stockholders to preserve round lot stockholders, if any, including the record dates for determining which stockholders may be eligible for such special treatment, will be established in the discretion of W270’s board of directors.

Subject to the closing of the Merger, it is intended that W270 will issue, pursuant to a proposed Securities Purchase Agreement to be entered into immediately following the closing of the Merger, 3.0% Senior Secured Convertible Notes having a total principal amount of $3,000,000 (the “Notes”), to accredited investors acceptable to W270 (the “Capital Raise Transaction”), to obtain necessary operating capital to implement the Saleen Entities’ business plan. The Notes will pay 3.0% interest per annum with a maturity of 4 years after the closing of the Capital Raise Transaction. No cash interest payments will be required, except that accrued and unconverted interest shall be due on the maturity date and on each conversion date with respect to the principal amount being converted, provided that such interest may be added to and included with the principal amount being converted.

The closing of the Capital Raise Transaction will be subject to, among other things: the filing with the Securities and Exchange Commission (“SEC”) of an information statement under Rule 14(c) under the Exchange Act covering, among other things, W270’s stockholder approval of the Reverse Stock Split; no event that would have a material adverse effect on W270’s operations shall have taken place since the agreement’s signing; and the delivery of required documents by W270.

Each Note will be convertible at any time into W270’s common stock at a specified conversion price, which will initially be $0.075 per share. Immediate conversion of the Notes would result in the holders receiving 40,000,000 shares of W270’s common stock prior to the Reverse Stock Split, representing approximately 25% of the outstanding shares of W270’s common stock on a fully-diluted basis.

All of W270’s obligations under the Notes will be secured by first priority security interests in all of the assets of W270 and each of its subsidiaries, including their intellectual property, pursuant to a Security Agreement and an Intellectual Property Security Agreement to be entered into by the Note purchasers. Upon an event of default under the Notes or such agreements, the Note holders may be entitled to foreclose on any of such assets or exercise other rights available to a secured creditor under California and Nevada law. In addition, under a Subsidiary Guarantee, each of W270’s subsidiaries, including the Saleen Entities, will guarantee all of W270’s obligations under the Notes.

The Notes may not be prepaid or forced by W270 to be converted in connection with an acquisition of W270.

The Note conversion price will be subject to specified adjustments for certain changes in the numbers of outstanding shares of W270’s common stock, including conversions or exchanges thereof. If W270’s shares of common stock are issued, except in specified exempt issuances, for consideration which is less than the then existing Note conversion price, then such conversion price will be subject to a “full ratchet” adjustment that reduces the conversion price to equal the price in the dilutive issuance, regardless of the size of the dilutive issuance.

Under the Registration Rights Agreement to be entered into with the Note purchasers, W270 will be obligated promptly after the consummation of the Capital Raise Transaction, at its expense (other than to pay the initial filing expense which will be paid by the purchasers), generally to file, process and keep open a registration statement under the Securities Act covering all shares that are or may be issued upon conversions of the Notes, and to qualify resales of such shares under certain state securities laws. If the registration statement is not timely filed, it does not become effective within a specified time or its effectiveness is not maintained as specified in the agreement, W270 may owe liquidated damage amounts to the Note purchasers.

Pursuant to the Merger Agreement, at the closing of the Merger, and subject to applicable regulatory requirements, including the preparation, filing and distribution to W270’s stockholders of a Schedule 14(f)-1 Notice to Stockholders at least ten (10) days prior to such closing, Steve Saleen will become W270’s Chief Executive Officer and President and Robert Miranda will be its Chief Financial Officer, Treasurer and Secretary.

The directors of W270 will be determined following the closing of the Merger pursuant to the Merger Agreement and a Voting Agreement to be entered into at the time of the closing (the “Voting Agreement”) by Saleen and by the two largest existing stockholders of W270. Together, such parties to the Voting Agreement will hold a majority of the outstanding shares of W270’s common stock following the closing of the Merger and under that agreement will be obligated to vote for the directors determined as described below. The authorized number of W270 directors will be five. Those will initially include three present members of Saleen Automotive’s board of directors—Steve Saleen, Robert Miranda and Jonathan Michaels—whose replacements will be determined under the terms of the Voting Agreement by Saleen. One director, and his or her replacements, will be determined under the Voting Agreement by the holders of a majority of the W270 shares held by purchasers of Notes in the Capital Raise Transaction. The final director, and his or her replacements, will be determined jointly by the holders of a majority of the outstanding shares held by Saleen and by the holders of a majority of the shares held by purchasers of Notes in the Capital Raise Transaction.

Additional information concerning Steve Saleen, Robert Miranda, and Jonathan Michaels will be included in the Schedule 14(f)-1 Notice to Stockholders which will be filed with the SEC and mailed to stockholders at least ten (10) days prior to the closing of the Merger.

In the Merger Agreement, the Saleen Parties and W270 have each made standard and customary representations and warranties to each other, and standard covenants regarding the conduct of their respective operations pending the closing of the Merger. The Companies’ obligations to consummate the Merger are subject to certain conditions, any of which may be waived.

Conditions to either side closing include, without limitation:

•	W270 and the applicable purchasers shall have entered into a binding agreement for the purchase of a minimum of $3.0 million of Notes in the Capital Raise Transaction, with the purchase price having been funded into an escrow account;
•	The other party(ies) confirming the truth of its/their representations and warranties contained in the Merger Agreement in all material respects as of the date of the Merger;
•	The other party(ies) having performed in all material respects all obligations required to be performed by it/them prior to the date of the Merger;
•	The other party(ies) shall have obtained all consents to the Merger required in connection with the Merger from government agencies and other third parties;
•	There shall not be pending or threatened (with a reasonable likelihood of success if brought other than by a governmental entity) any litigation or proceeding challenging the Merger;
•	The Voting Agreement shall have been entered into;
•	Since the date of the Merger Agreement, there shall have been no event(s) that could reasonably be expected to have a material adverse effect on the other party(ies);
•	W270 shall have obtained a directors and officers liability policy covering its officers and directors providing at least $1 million of coverage;
•	No party shall be subject to any order, decree or injunction of a court that would delay or prevent total completion of the Merger; and
•	The closing shall have taken place by June 30, 2013.

W270’s obligation to close the Merger will be subject to the further conditions that, without limitation:

•	W270 shall have satisfactorily completed its due diligence investigation;
•	W270 shall have received an opinion of counsel from the Saleen Entities in a form satisfactory to W270;
•	The Saleen Entities shall have delivered finally approved audited financial statements for the Saleen Entities; and
•	The Merger shall have been approved by the holders of all of SMS’s outstanding shares and at least 80% of Saleen Automotive’s outstanding shares.

The foregoing closing conditions may not be achieved or waived, in which even the Merger may not be consummated. W270 and the Saleen Entities have each agreed to continue to operate their business in the ordinary course prior to the closing of the Merger.

The Merger Agreement may be terminated as follows: (i) by mutual consent, (ii) by either W270 or the Saleen Parties if any governmental entity shall have issued an order or taken any other action permanently enjoining or prohibiting the Merger, and such order shall have become final and nonappealable, (iii) by either W270 or the Saleen Parties if the Merger is not consummated by June 30, 2013, (iv) by either W270 or the Saleen Parties if an event having a material adverse effect on the other shall have occurred, (v) by either W270 or the Saleen Parties if the other is in material breach of any representation, warranty, covenant or agreement, or (vi) by W270 if the Merger shall not have been approved by the holders of all of SMS’s outstanding shares and at least 80% of Saleen Automotive’s outstanding shares. In the event of termination, both parties are responsible for their expenses, except as set forth below. If W270 terminates the Merger Agreement due to a breach or misrepresentation by the Saleen Parties, the Saleen Parties’ failure to perform their obligations under the Merger Agreement, a material adverse effect affecting the Saleen Entities or a failure of SMS’s sole shareholder or at least 80% of Saleen Automotive’s shareholders to approve the Merger, or if either side terminates due to a governmental entity issuing an order or ruling or taking an action permanently prohibiting the Merger or the failure of the Merger to be consummated on or before June 30, 2013, the Saleen Parties shall pay W270 $30,000, and, in the event that the Saleen Entities consummate a debt or equity financing of at least $500,000 within six months following such termination, then the Saleen Parties shall reimburse the costs and fees of certain parties related to W270 in an aggregate amount not to exceed $150,000.

The directors of W270 have approved the Merger Agreement and the transactions contemplated thereunder. The directors of the Saleen Entities, the sole shareholder of SMS and the holders of approximately 76% of the outstanding shares of Saleen Automotive’s outstanding common stock have approved the Merger Agreement and the transactions contemplated thereunder.

The issuance of the Notes and shares of Super Voting Preferred Stock and, upon conversion of such Notes and/or shares of Super Voting Preferred Stock, the shares of W270’s common stock issuable upon such conversion, is intended to be exempt from registration under Rule 506 promulgated under the Securities Act.

Business of W270

W270 has not generated revenues from its planned principal operations and is considered a development stage company as that term is defined by Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. W270 is currently a shell company with nominal assets.

Business of Saleen Entities

Through a variety of Saleen-related entities, the Saleen Entities design, develop, manufacture and sell high-performance cars built from base chassis’ of Ford Mustangs, Chevrolet Camaros, and Dodge Challengers. The Saleen Entities are low volume specialist vehicle design, engineering and manufacturing companies focusing on the mass customization of OEM American Sports Cars and the production of high performance USA-engineered premium sports and racing cars. The Saleen Entities’ products include a complete line of upgraded muscle cars, performance cars, Saleen-developed supercars, automotive aftermarket specialty parts and lifestyle accessories. The Saleen Entities are also developing hybrid and zero-emission vehicles for commercial applications and consumer markets.

The Saleen Entities’ customers worldwide include muscle and performance car enthusiasts, collectors, automotive manufacturers, retail dealers, television and motion picture production, and consumers in the luxury supercar and motorsports market. The Saleen Entities plan to develop a network of company-owned stores to complement their existing retail dealer locations.

The Saleen Entities utilize automobile manufacturers Ford, Chevrolet and Dodge platform vehicles for their muscle and performance vehicle production. All aftermarket parts and accessory products are engineered and manufactured exclusively by the Saleen Entities. The Saleen Entities’ current retail outlets for their products are authorized Ford, Chevrolet and Dodge dealers who fully approve all engineering upgrades.

The Saleen Entities plan to return as a global performance automotive brand and expand their production, sales and marketing operations extensively within the markets of the USA and into multiple international markets. The Saleen Entities also plan to open their own retail outlets, market their expertise in specialist engineering and design services to third party clients, develop their own motorsport program and introduce their next generation supercar vehicle.

The Saleen Entities operate from a four acre, three building industrial and office campus in Corona, California. After the Merger W-270s subsidiaries will be:

•	SMS Signature Cars, a California corporation
•	Saleen Automotive, Inc., a Florida corporation
•	SMS Retail – Corona, a California corporation
•	Saleen Automotive Show Cars, Inc., a Michigan corporation

While the Saleen Entities’ management believes that the Saleen Entities have the opportunity to be successful in the automotive industry, there can be no assurance that the Saleen Entities will be successful in accomplishing their business initiatives, or that they will be able to achieve any significant levels of revenues, or recognize net income, from the sale of their products and services.

Item 8.01 Other Events.

On May 23, 2013, W270s board of directors declared, for stockholders of record of W270’s common stock as of May 23, 2013, a per share dividend of $0.035 in cash subject to (a) the closing of the Merger, (b) W270’s compliance with the applicable requirements of Chapter 78 of the Nevada Revised Statutes and (c) W270’s notification to the Financial Industry Regulatory Authority (“FINRA”) of the dividend and FINRA’s confirmation that it has received the necessary documentation to process the dividend. W270 intends to pay and issue such dividend within ten (10) business days after the closing of the Merger, provided that W270 has complied with the other conditions to which the dividend is subject.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

2.1	Agreement and Plan of Merger Agreement dated May 23, 2013, among W270, Inc., Saleen California Merger Corporation, Saleen Florida Merger Corporation, SMS Signature Cars, Saleen Automotive, Inc. and Steve Saleen
10.1	Assignment and License Agreement dated May 23, 2013, between W270, Inc. and Steve Saleen
10.2	Escrow Agreement dated May 23, 2013, among W270, Inc., Steve Saleen and Stubbs Alderton & Markiles, LLP
99.1	Press Release issued by W270, Inc. on May 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W270, Inc.

Date: May 30, 2013

By: /s/ Eric Stoppenhagen_____________________

Eric Stoppenhagen

President